Exhibit 99.1

LAZARD LTD REPORTS

FIRST-QUARTER 2019 RESULTS

First quarter operating revenue of $620 million	Assets under management of $235 billion; up 9% from year-end	Quarterly dividend increased by 7%; share repurchases of $192 million

NEW YORK, April 25, 2019 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $620 million for the quarter ended March 31, 2019. Net income, as adjusted2, was $106 million, or $0.87 (diluted) per share for the quarter.

First-quarter 2019 net income on a U.S. GAAP basis was $97 million, or $0.80 per share (diluted).

“Our first quarter results reflect the equity markets’ recovery from their fourth-quarter dislocation, and uneven advisory activity across geographies,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We continue to invest in our people and capabilities to enhance our competitive edge and build value for all our stakeholders.”

($ in millions, except per share data and AUM)	Quarter Ended March 31,
	2019	2018	%’19-’18
Net Income
U.S. GAAP	$97	$160	(39)%
Per share, diluted	$0.80	$1.21	(34)%
Adjusted[2]	$106	$166	(36)%
Per share, diluted	$0.87	$1.26	(31)%
Operating Revenue[1]
Total operating revenue	$620	$724	(14)%
Financial Advisory	$330	$389	(15)%
Asset Management	$284	$330	(14)%
AUM ($ in billions)
Period End	$235	$252	(7)%
Average	$229	$256	(11)%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 11.

OPERATING REVENUE

Operating revenue was $620 million for the quarter ended March 31, 2019, 14% lower than the first quarter of 2018.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Financial Advisory operating revenue was $330 million for 2019, 15% lower than the first quarter of 2018. The decline reflected lower first-quarter operating revenue in Europe and Asia, partly offset by higher first-quarter operating revenue in the Americas.

Among the major M&A transactions that were completed during the first quarter of 2019 were the following (clients are in italics): Thales’ €5.6 billion acquisition of Gemalto through a recommended all-cash offer; athenahealth’s $5.7 billion sale to Veritas Capital and Evergreen Coast Capital; Messer Industries, a JV between Messer and CVC, in the $3.6 billion acquisition of parts of Linde’s and Praxair’s business in the Americas; Cronos Group in the CAD 2.4 billion strategic investment from Altria; and Archer Daniels Midland’s €1.5 billion acquisition of Neovia.

Among the major M&A transactions that were announced during or since the first quarter of 2019 or on which we continued to advise were the following: IBM’s $34 billion acquisition of Red Hat; Versum Materials’ €5.8 billion sale to Merck KGaA; Rabobank’s $2.1 billion sale of its U.S. bank subsidiary, Rabobank, N.A., to Mechanics Bank; YY’s $1.5 billion acquisition of the remaining 68.3% of BIGO; Saputo’s CAD 1.7 billion acquisition of Dairy Crest Group; and Principal Financial’s $1.2 billion acquisition of Wells Fargo Institutional Retirement & Trust business.

During or since the first quarter of 2019 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors and creditors, including roles involving Debenhams; FirstEnergy Solutions; Interserve; Nine West; PG&E; Sears Holdings; and Toys “R” Us.

Our Capital and Shareholder Advisory practices remained active globally in the first quarter of 2019, advising on a broad range of public and private assignments. Our Sovereign Advisory practice also remained active, advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the first quarter of 2019, or continued to advise or completed since March 31, 2019, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Asset Management operating revenue was $284 million for 2019, 14% lower than the first quarter of 2018.

Management fees and other revenue was $283 million, 13% lower than the first quarter of 2018, and 1% higher than the fourth quarter of 2018.

Average AUM for the first quarter of 2019 was $229 billion, 11% lower than the first quarter of 2018, and 2% higher than the fourth quarter of 2018.

AUM as of March 31, 2019, was $235 billion, up 9% from December 31, 2018, and down 7% from March 31, 2018. The sequential increase was primarily driven by market appreciation of $21 billion, offset by $900 million of foreign exchange depreciation, with flat net flows.

Incentive fees during the period were $1 million, compared to $6 million for the first quarter of 2018.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the first quarter of 2019, we accrued adjusted compensation and benefits expense1 at an adjusted compensation ratio of 57.5%, compared to the first-quarter 2018 ratio of 55.8%. This resulted in $356 million of compensation and benefits expense, compared to $404 million for the first quarter of 2018.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the first quarter of 2019, adjusted non-compensation expense1 was $116 million, 1% higher than the first quarter of 2018, reflecting investments in our technology infrastructure, and marketing and business development.

The ratio of adjusted non-compensation expense to operating revenue was 18.7% for the first quarter of 2019, compared to 15.8% for the first quarter of 2018.

Our goal remains to achieve a non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $25 million for the first quarter of 2019. The effective tax rate, on an adjusted basis, was 19.4% for the first quarter of 2019, compared to 13.9% for the first quarter of 2018 and 22.7% for the full year of 2018.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the first quarter of 2019, Lazard returned $386 million to shareholders, which included: $103 million in dividends; $192 million in share repurchases of our Class A common stock; and $91 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

In the first quarter of 2019, we issued $500 million aggregate principal amount of 4.375% Senior Notes due March 2029. We used part of the net proceeds to redeem the remaining $250 million of 4.25% Senior Notes due November 2020 ($168 million was redeemed in the first quarter and $82 million was redeemed in April of 2019). We plan to use the remaining net proceeds for general corporate purposes, including potential repurchases of shares of our Class A common stock.

As of March 31, 2019, we have repurchased 5.2 million shares at an average price of $37.10 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2018 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $37.69 per share. As of March 31, 2019, our remaining share repurchase authorization is $403 million.

On April 24, 2019, our Board of Directors voted to increase the quarterly dividend on Lazard’s outstanding Class A common stock by 7%, to $0.47 per share. The dividend is payable on May 17, 2019, to stockholders of record on May 6, 2019.

Lazard’s financial position remains strong. As of March 31, 2019, our cash and cash equivalents were $1,011 million, and stockholders’ equity related to Lazard’s interests was $701 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, April 25, 2019, to discuss the company’s financial results for the first quarter of 2019. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 239-9838 (U.S. and Canada) or +1 (323) 794-2551 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT, Thursday, April 25, 2019, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 6472605.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

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ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 First-quarter 2019 adjusted results1 exclude pre-tax charges of (i) $3.2 million of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system; (ii) $4.5 million relating to a debt refinancing by Lazard Ltd’s subsidiary Lazard Group LLC; and (iii) $3.0 million of acquisition-related costs, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions. On a U.S. GAAP basis, these items resulted in a net charge of $8.5 million, or $0.07 (diluted) per share, in the first quarter of 2019.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
Total revenue	$661,678	$704,300	$768,205	(6%)	(14%)
Interest expense	(18,004)	(17,065)	(13,507)

Net revenue	643,674	687,235	754,698	(6%)	(15%)
Operating expenses:
Compensation and benefits	372,254	349,542	405,047	6%	(8%)
Occupancy and equipment	28,295	32,781	30,238
Marketing and business development	27,984	32,889	25,659
Technology and information services	32,055	37,520	33,252
Professional services	14,217	18,851	12,431
Fund administration and outsourced services	28,930	29,805	35,184
Amortization and other acquisition-related (benefits) costs	3,470	(2,429)	866
Other	16,806	38,454	26,193

Subtotal	151,757	187,871	163,823	(19%)	(7%)

Benefit pursuant to tax receivable agreement	—	(6,495)	—

Operating expenses	524,011	530,918	568,870	(1%)	(8%)

Operating income	119,663	156,317	185,828	(23%)	(36%)
Provision for income taxes	23,187	42,633	24,167	(46%)	(4%)

Net income	96,476	113,684	161,661	(15%)	(40%)
Net income (loss) attributable to noncontrolling interests	(566)	288	1,969

Net income attributable to Lazard Ltd	$97,042	$113,396	$159,692	(14%)	(39%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	111,944,255	116,333,243	119,930,106	(4%)	(7%)
Diluted	120,820,084	126,819,190	132,142,394	(5%)	(9%)
Net income per share:
Basic	$0.87	$0.97	$1.33	(10%)	(35%)
Diluted	$0.80	$0.89	$1.21	(10%)	(34%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$1,011,353	$1,246,537
Deposits with banks and short-term investments	1,138,010	1,006,969
Cash deposited with clearing organizations and other segregated cash	39,302	38,379
Receivables	695,412	685,534
Investments	615,781	575,148
Goodwill and other intangible assets	375,682	375,318
Operating lease right-of-use assets	489,099	—
Deferred tax assets	591,704	597,776
Other assets	543,134	471,580

Total Assets	$5,499,477	$4,997,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,315,867	$1,154,207
Accrued compensation and benefits	309,794	585,484
Senior debt	1,759,297	1,434,260
Tax receivable agreement obligation	246,966	270,640
Operating lease liabilities	568,108	—
Other liabilities	528,073	582,557

Total liabilities	4,728,105	4,027,148
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	535,926	750,692
Retained earnings	1,171,754	1,195,563
Accumulated other comprehensive loss, net of tax	(268,858)	(273,818)

Subtotal	1,440,120	1,673,735
Class A common stock held by subsidiaries, at cost	(738,899)	(756,884)

Total Lazard Ltd stockholders’ equity	701,221	916,851
Noncontrolling interests	70,151	53,242

Total stockholders’ equity	771,372	970,093

Total liabilities and stockholders’ equity	$5,499,477	$4,997,241

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
Revenues:
Financial Advisory	$329,994	$398,581	$388,856	(17%)	(15%)
Asset Management	283,734	280,750	329,855	1%	(14%)
Corporate	6,262	5,204	5,224	20%	20%

Operating revenue (b)	$619,990	$684,535	$723,935	(9%)	(14%)

Expenses:
Adjusted compensation and benefits expense (c)	$356,494	$361,434	$403,956	(1%)	(12%)

Ratio of adjusted compensation to operating revenue	57.5%	52.8%	55.8%
Non-compensation expense (d)	$115,737	$142,239	$114,081	(19%)	1%

Ratio of non-compensation to operating revenue	18.7%	20.8%	15.8%
Earnings:
Earnings from operations (e)	$147,759	$180,862	$205,898	(18%)	(28%)

Operating margin (f)	23.8%	26.4%	28.4%
Adjusted net income (g)	$105,537	$118,878	$165,915	(11%)	(36%)

Diluted adjusted net income per share	$0.87	$0.94	$1.26	(7%)	(31%)

Diluted weighted average shares (h)	120,934,661	126,819,190	132,142,394	(5%)	(8%)
Effective tax rate (i)	19.4%	27.8%	13.9%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	March 31, 2019	December 31, 2018	March 31, 2018	Qtr to Qtr	1Q 2019 vs 1Q 2018
Equity:
Emerging Markets	$45,112	$41,899	$53,862	7.7%	(16.2%)
Global	46,788	41,490	44,403	12.8%	5.4%
Local	40,083	36,020	41,407	11.3%	(3.2%)
Multi-Regional	63,112	57,589	70,405	9.6%	(10.4%)

Total Equity	195,095	176,998	210,077	10.2%	(7.1%)
Fixed Income:
Emerging Markets	15,308	14,980	18,191	2.2%	(15.8%)
Global	6,410	4,851	4,418	32.1%	45.1%
Local	5,378	6,113	5,176	(12.0%)	3.9%
Multi-Regional	7,912	6,994	8,871	13.1%	(10.8%)

Total Fixed Income	35,008	32,938	36,656	6.3%	(4.5%)
Alternative Investments	2,659	2,430	2,884	9.4%	(7.8%)
Private Equity	1,393	1,469	1,455	(5.2%)	(4.3%)
Cash Management	824	899	608	(8.3%)	35.5%

Total AUM	$234,979	$214,734	$251,680	9.4%	(6.6%)

	Three Months Ended March 31,			Year Ended December 31, 2018
	2019	2018
AUM - Beginning of Period	$214,734	$249,459		$249,459
Net Flows	38	2,407		(4,898)
Market and foreign exchange appreciation (depreciation)	20,207	(186)		(29,827)

AUM - End of Period	$234,979	$251,680		$214,734

Average AUM	$228,837	$255,809		$241,247

% Change in average AUM	(10.5%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended
($ in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
Operating Revenue
Net revenue - U.S. GAAP Basis	$643,674	$687,235	$754,698
Adjustments:
Revenue related to noncontrolling interests (j)	(2,271)	(3,436)	(5,217)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(13,870)	15,798	1,436
Distribution fees, reimbursable deal costs and bad debt expense (k)	(24,332)	(30,883)	(39,514)
Interest expense	16,789	15,821	12,532

Operating revenue, as adjusted (b)	$619,990	$684,535	$723,935

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$372,254	$349,542	$405,047
Adjustments:
Expenses associated with ERP system implementation (l)	—	(1,190)	—
(Charges) credits pertaining to LFI and other similar arrangements	(13,870)	15,798	1,436
Compensation related to noncontrolling interests (j)	(1,890)	(2,716)	(2,527)

Compensation and benefits expense, as adjusted (c)	$356,494	$361,434	$403,956

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$151,757	$187,871	$163,823
Adjustments:
Expenses associated with ERP system implementation (l)	(3,205)	(7,006)	(7,426)
(Expenses) benefits related to office space reorganization (m)	—	80	(1,389)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(24,332)	(30,883)	(39,514)
Amortization and other acquisition-related benefits (costs) (n)	(3,470)	2,429	(866)
Charges pertaining to Senior Debt refinancing (o)	(4,243)	—	—
Expenses associated with Lazard Foundation (p)	—	(10,000)	—
Non-compensation expense related to noncontrolling interests (j)	(770)	(252)	(547)

Non-compensation expense, as adjusted (d)	$115,737	$142,239	$114,081

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$119,663	$156,317	$185,828
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”) (q)	—	(6,495)	—
Expenses associated with ERP system implementation (l)	3,205	8,196	7,426
Expenses (benefits) related to office space reorganization (m)	—	(80)	1,389
Acquisition-related (benefits) costs (n)	3,039	(2,912)	33
Charges pertaining to Senior Debt refinancing (o)	4,457	—	—
Expenses associated with Lazard Foundation (p)	—	10,000	—
Net (income) loss related to noncontrolling interests (j)	566	(288)	(1,969)

Pre-tax income, as adjusted	130,930	164,738	192,707
Interest expense	16,575	15,821	12,532
Amortization (LAZ only)	254	303	659

Earnings from operations, as adjusted (e)	$147,759	$180,862	$205,898

Net Income (loss) attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$97,042	$113,396	$159,692
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”) (q)	—	(6,495)	—
Expenses associated with ERP system implementation (l)	3,205	8,196	7,426
Expenses (benefits) related to office space reorganization (m)	—	(80)	1,389
Acquisition-related (benefits) costs (n)	3,039	(2,912)	33
Charges pertaining to Senior Debt refinancing (o)	4,457	—	—
Expenses associated with Lazard Foundation (p)	—	10,000	—
Tax benefit allocated to adjustments	(2,206)	(3,227)	(2,625)

Net income, as adjusted (g)	$105,537	$118,878	$165,915

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	120,820,084	126,819,190	132,142,394
Adjustment: profits interest participation rights	114,577	—	—

Diluted Weighted Average Shares Outstanding, as adjusted (h)	120,934,661	126,819,190	132,142,394
Diluted net income per share:
U.S. GAAP Basis	$0.80	$0.89	$1.21
Non-GAAP Basis, as adjusted	$0.87	$0.94	$1.26

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (j) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) interest expense primarily related to corporate financing activities, and (v) for the three month period ended March 31, 2019, excess interest expense pertaining to Senior Debt refinancing (see (o) below).

(c)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2018, expenses associated with ERP system implementation (see (l) below), (ii) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)	A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (l) below), (ii) for the three month periods ended December 31, 2018 and March 31, 2018, (expenses) benefits related to office space reorganization (see (m) below), (iii) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) amortization and other acquisition-related benefits (costs) (see (n) below), (v) for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (o) below), (vi) for the three month period ended December 31, 2018, expenses associated with Lazard Foundation (see (p) below), and (vii) expenses related to noncontrolling interests (see (j) below).

(e)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2018, a benefit relating to the reduction in our Tax Receivable Agreement obligation (see (q) below), (ii) expenses associated with ERP system implementation (see (l) below), (iii) for the three month periods ended December 31, 2018 and March 31, 2018, (expenses) benefits related to office space reorganization (see (m) below), (iv) amortization and other acquisition-related costs (benefits) (see (n) below), (v) for the three month period ending March 31, 2019, charges pertaining to Senior Debt refinancing (see (o) below), (vi) for the three month period ended December 31, 2018, expenses associated with Lazard Foundation (see (p) below), (vii) net revenue and expenses related to noncontrolling interests (see (j) below), and (viii) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2018, a benefit relating to the reduction in our Tax Receivable Agreement obligation (see (q) below), (ii) expenses associated with ERP system implementation (see (l) below), (iii) for the three month periods ended December 31, 2018 and March 31, 2018, (expenses) benefit related to office space reorganization (see (m) below), (iv) amortization and other acquisition-related costs, (see (n) below), (v) for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinanicng (see (o) below), and (vi) for the three month period ended December 31, 2018, expenses associated with Lazard Foundation, net of tax benefits (see (p) below).

(h)	A non-GAAP measure which includes for the three month period ended March 31, 2019, units of the newly established long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our Class A common stock. Profits interest participation rights are excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $25,393, $45,860, and $26,792 for the three month periods ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively, and the denominator of which is pre-tax income of $130,930, $164,738, and $192,707 for the three month periods ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

(j)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(k)	Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(m)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.

(n)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(o)	The company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $4.2 million and excess interest expense of $0.2 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

(p)	Represents expenses associated with the Lazard Foundation unconditional commitment.

(q)	Represents tax rate adjustments associated with the 2017 US Tax Cuts and Jobs Act.

NM	Not meaningful